SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2009

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 20, 2009, in accordance with and reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Bryn Mawr Bank Corporation (the “Corporation”) sold 150,061 shares of its common stock, par value $1.00 per share (“Shares”), in a private placement of securities to a purchaser which qualifies as an accredited investor under Rule 501(a) of Regulation D under the Securities Act. The purchase price per Share was equal to the average closing price of shares of the Corporation’s common stock on the NASDAQ Global Market for the thirty trading days ending on April 16, 2009, which equaled $16.66 per Share. The aggregate purchase price for the Shares sold was $2,500,000. The Corporation did not pay any underwriting discounts or commissions and did not pay any brokerage fees in connection with the sale of the Shares. The Shares sold constitute 1.7% of the number of outstanding shares of the Corporation’s common stock, as determined immediately after the closing of the sale.

The Corporation intends to use the proceeds from the sale of the Shares to satisfy its working capital requirements and general corporate purposes, and for any other purpose that management deems to be in the Corporation’s best interest.

Item 8.01.	Other Events.

The disclosures set forth in Item 3.02 are incorporated herein as if set forth in full herein.

To enhance the Tier II regulatory capital ratios of the Corporation and its subsidiary, The Bryn Mawr Trust Company (the “Bank”), the Bank raised $7,500,000 in subordinated debt on April 20, 2009 which is intended to qualify as Tier II capital. This subordinated debt bears interest at a rate per annum equal to the ninety day LIBOR rate plus 5.75% and is adjusted quarterly. Interest is payable quarterly and principal is due on June 15, 2019. The subordinated debt contains a 10.0% cap during the first five years of the term.

The following table represents the Corporation’s and the Bank’s risk based capital ratios at December 31, 2008, which exceed the standards for classification as “well capitalized” along with the pro forma effects of the $7,500,000 in subordinated debt and the $2,500,000 sale of Shares discussed above.

The Bryn Mawr Trust Company (Bank):

	Regulatory Minimum Ratio to be Well Capitalized	Actual 12/31/08	Pro-Forma(1) 12/31/08
Tier I Capital to Risk Weighted Assets (“RWA”)	6.00%	8.49%	8.49%

Total (Tier II) Capital to RWA	10.00%	10.98%	11.72%

Tier I Leverage Ratio (Tier I Capital to Total Quarterly Average Assets)	5.00%	7.70%	7.70%

Bryn Mawr Bank Corporation (Corporation):

	Regulatory Minimum Ratio to be Well Capitalized	Actual 12/31/08	Pro-Forma(2) 12/31/08
Tier I Capital to RWA	6.00%	8.81%	9.06%

Total (Tier II) Capital to RWA	10.00%	11.29%	12.27%

Tier I Leverage Ratio (Tier I Capital to Total Quarterly Average Assets)	5.00%	8.03%	8.25%

Tangible Common Equity to Assets	—	7.13%	7.28%

(1)	Assumes $7.5 million subordinated debt added 12/31/2008.
(2)	Assumes $7.5 million subordinated debt added and $2.5 million of common stock added 12/31/2008.

The Corporation and the Bank may pursue additional amounts of subordinated debt or other forms of capital instruments as needed, to support earning asset growth and possible other corporate purposes.

Information contained in this report, other than historical information, is considered to be, including without limitation statements about subordinated debt, capital instruments and capital ratios, are considered to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward looking statements for any reason. The Corporation will update this forward looking information only to the extent required under applicable securities laws. Neither the Corporation nor any other person assumes responsibility for the accuracy or completeness of these forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President
and Chief Executive Officer

Date: April 21, 2009

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